Exhibit 10.4

First Amendment to the
Farmington Savings Bank
Voluntary Deferred Compensation Plan
For Directors and Key Employees

The Farmington Savings Bank Voluntary Deferred Compensation Plan for Directors and Key Employees, as amended and restated effective January 1, 2007 (the “Plan”), is amended effective January 1, 2010 as follows:

1.  The name of the Plan is changed to Farmington Bank Voluntary Deferred Compensation Plan for Directors.

2.  Section 1.1 of the Plan is amended to read in its entirety as follows:

“1.1           Farmington Bank (the “Bank”) and First Connecticut Bancorp (the “Holding Company”) establish this Farmington Bank Voluntary Deferred Compensation Plan for Directors (the “Plan”) to assist the Bank in attracting, retaining, and motivating individuals of high caliber and experience to act as Directors of the Bank by providing them with an opportunity to defer their fees.  Prior to January 1, 2010, key management Employees of the Bank were eligible to participate in the Plan.  Although such key management Employees may not make Deferrals under the Plan on and after January 1, 2010, Deferral Accounts shall continue to be maintained under the Plan on their behalf until all amounts credited to such Deferral Accounts have been paid to such key management Employees as provided in Section 5 of the Plan.  The exclusion of key management Employees from making Deferrals under the Plan as of January 1, 2010 shall not alter the time or form of payment of their Deferral Accounts.  The rights to benefits, if any, of any former Participant who retired or otherwise terminated employment before January 1, 2010, together with the amount of such benefits, shall continue to be governed by the provisions of the Plan in effect as of the date of such retirement or termination of employment.”

3.  Section 2.7 of the Plan is amended to read in its entirety as follows:

“2.7           “Compensation” with respect to any Plan Year beginning on or after January 1, 2010 shall mean such Director’s total fees for such Plan Year earned for acting as a Director of the Bank.”

4.  Section 2.15 of the Plan is amended to read in its entirety as follows:

“2.15           “Participant” shall mean any non-Employee Director of the Bank who is acting as such on December 31st of the year preceding the Plan Year of Deferral (unless the Plan Year of Deferral is the Director’s initial year of election to the Board) and who elects to make Deferrals for the Plan Year. Prior to January 1, 2010, key management Employees of the Bank and Employee Directors were eligible to participate in the Plan.  Although such key management Employees and Employee Directors shall not be eligible to defer Compensation under the Plan on and after January 1, 2010, such key management Employees and Employee Directors who were Participants in the Plan before January 1, 2010 shall continue to be Participants in the Plan for so long as a Deferral Account shall be maintained under the Plan on their behalf.”

5.  Section 2.16 of the Plan is amended to read in its entirety as follows:

“2.16 “Plan” shall mean the Farmington Bank Voluntary Deferred Compensation Plan for Directors.”

6.  Section 2.18 of the Plan is amended to read in its entirety as follows:

“2.18. “Plan Interest Rate” shall mean effective January 1, 2010, with respect to any Participant who has not retired or otherwise terminated employment before January 1, 2010, eight percent (8%), to be credited on a monthly basis.”

7.  Section 3.3(a) of the Plan is amended by deleting the words “and Employees” therefrom.

8.  Section 4.1(a) of the Plan is amended by deleting the second sentence thereof and deleting the words “or Employee” from the third sentence thereof.

9.  Section 13.1 of the Plan is amended to read in its entirety as follows:

“13.1  This Plan may be amended or suspended by action of the Board; provided, however, that any such amendment or suspension shall not adversely affect the rights of  Participants or Beneficiaries to receive Deferrals and notional interest credited to their Deferral Accounts prior to such action nor shall any such amendment or suspension cause any payment that a Participant or Beneficiary is entitled to receive under this Plan to become subject to an income tax penalty under Section 409A of the Code.”

The authorized officers of Farmington Bank and First Connecticut Bancorp have caused this instrument of amendment to be executed this 31st day of December, 2009.

Farmington Bank

By	/s/ John J. Patrick, Jr.

Its	Chairman, President and CEO

First Connecticut Bancorp

By	/s/ John J. Patrick, Jr.

Its	Chairman, President and CEO